UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2015, the Board of Trustees (the "Board") of Chatham Lodging Trust (the "Company") approved an amendment and restatement of the Company’s Bylaws, effective on such date.  The following is a summary of changes effected by adoption of the Second Amended and Restated Bylaws (the “amended Bylaws”), which is qualified in its entirety by reference to the full text of the amended Bylaws.  The Bylaws as previously in effect are referred to herein as the “former Bylaws.”

Trustee Qualification Provision.  The former Bylaws disqualify a person from being nominated for election, or serving, as a trustee of the Company if such person has any third-party compensatory, payment or other financial arrangement related to his or her service as a trustee (other than with the Company or with respect to certain permitted indemnification, expense reimbursement and other arrangements). The amended Bylaws delete this trustee qualification provision has been deleted from the amended Bylaws.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.  In addition, a marked copy of the amended Bylaws indicating changes made to the former Bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Chatham Lodging Trust.

3.2	Second Amended and Restated Bylaws of Chatham Lodging Trust (marked copy).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

April 21, 2015	By:	/s/ Dennis M. Craven

Name: Dennis M. Craven
Title: Executive Vice President and Chief Financial Officer